UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2015

INDIE GROWERS ASSOCIATION
(Exact name of registrant as specified in its charter)

NEVADA	333-139482	98-0492900
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

311 Division St. Carson City NV, 89703
(Address of principal executive offices)

888-648-0488
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02 Departure of Certain Directors

On January 16, 2015, the Company received and accepted the resignation of Arnie De Witt III as director of the Company.  The resignation did not result from any disagreement concerning the Company or its business.  As compensation for serving as a director, Mr. De Witt III was to receive restricted shares of the Company vested over a two year period.  Since Mr. De Witt III’s term of service was shorter than anticipated, he will only receive a prorated percentage of these shares. However, the shares remain subject to a lock-up agreement until June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIE GROWERS ASSOCIATION

Date: April 27, 2015	/s/ Robert Coleridge
Robert Coleridge, President